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                                                                     EXHIBIT 3.3

                                    BY-LAWS

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                              foreignTV.com, Inc.

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                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     SECTION 1.  Annual Meeting.  A meeting of stockholders shall be held
                 ------ -------
annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date as may be fixed by the Board of Directors, or if no date is so fixed on the second Tuesday in April in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time and at such place as may be fixed by the Board of Directors.

     SECTION 2.  Special Meetings.  Special meetings of the stockholders for any
                 ------- --------
purpose may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary at the written request of the holders of record of a majority of the outstanding shares of the Corpora tion entitled to vote at such meeting.
Special meetings shall be held at such time as may be fixed in the call and stated in the notices of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

     SECTION 3.  Place of Meetings.  Meetings of stockholders shall be held at
                 -----------------
such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

     SECTION 4.  Notice of Meetings; Adjourned Meetings.
                 ---------------------------------------

          a. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notices of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

          b. A copy of the notice of any meeting shall be given, personally or by mail, not less then ten (10) nor more than sixty (60) days before the date of the meeting,

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to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

          c. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     SECTION 5.  Waiver of Notice.
                 ----------------

          a. The transactions of any meeting of stockholders, however called and with whatever notice, if any, are as valid as though had at a meeting duly held after regular call and notice, if: (i) all the stockholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by anyone so present, and if, (ii) either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signed a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.

          b. Whenever notice is required to be given to any stockholder, a written waiver thereof signed by such stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of stockholders need be specified in any written waiver of notice thereof.

     SECTION 6.  Qualification of Voters.  Except as may be otherwise provided
                 ------------------------
in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for every share standing in his name on the record of stockholders.

     SECTION 7.  Conduct of Meetings.
                 -------------------

          a. Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (i) the Chairman, (ii) the Vice Chairman, if any, (iii) the Chief Executive Officer, (iv) the President, (v) one of the Vice Presidents in their order of rank and seniority, or, if none of the foregoing is in office and present and acting, by a chairman designated by the Board to act as chairman of such meeting and to preside thereat.

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          b.  The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 7, or if he shall be absent from, such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 8.  List of Stockholders.
                 --------------------

          a. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which places shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          b. The list of stockholders shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     SECTION 9.  Quorum.
                 ------

          a. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business.

          b. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

          c. In the absence of a quorum, a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 10.  Proxies.
                  -------

          a. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

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foreignTV.com, Inc. -- BY-LAWS                                            Page 3
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          b.  Every proxy must be executed by the stockholder or his attorney-
in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

     SECTION 11.  Voting.
                  ------

          a. Except as otherwise required by law, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

          b. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law or the Certificate of Incorporation, be authorized by a majority of the votes cast thereat, in person or by proxy.

     SECTION 12.  Action Without A Meeting.  Whenever stockholders are required
                  ------------------------
or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 13.  Record Date.
                  -----------

          a. The Board of Directors is authorized to fix a day not more than sixty (60) days nor less than ten (10) days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined (the "Record Date"); and only stockholders of record on the Record Date shall be entitled to notice or to vote at such meeting. If no Record Date is fixed by the Board of Directors, the Record Date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

          b. The Board of Directors is authorized to fix a Record Date, which shall not precede and which shall be not more than 10 days after the date upon which the

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resolution fixing the Record Date is adopted by the Board of Directors, to determine the stockholders entitled to consent to corporate action in writing without a meeting.

               (1) If no Record Date has been fixed by the Board of Directors, the Record Date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

               (2) If no record date has been fixed by the Board of Directors, and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the Record Date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          c. The Board of Directors is authorized to fix a Record Date to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, shall be not more than 60 days prior to such action. If no Record Date is fixed, the Record Date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     SECTION 14.  Inspectors of Election.
                  ----------------------

          a. The Chairman of any meeting of the stockholders may appoint one or more Inspectors of Election ("Inspectors"). Any Inspector may be removed, and a new Inspector or Inspectors appointed, by the Board at any time.

          b. The Inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an Inspector on any question other than a vote for or against his election to any position with the Corporation or on any other matter in which he may be directly interested.

          c. Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall take and sign an oath

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faithfully to execute the duties of Inspector at such meeting with strict impartiality, and according to the best of his or her ability.

          d. The Inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, hear and determine all challenges and questions arising in connection with the right to vote, decide upon the qualifications of voters, accept, count and tabulate all votes and ballots (if any), declare the results of such vote, and do such acts as are proper to conduct the election or vote with fairness to all stockholders entitled to vote thereat.

          e. Unless waived by vote of the stockholders pursuant to these Bylaws, the Inspectors shall deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively, as well as any challenge , question or matter determined by him or them at such meeting.


                                  ARTICLE II.

                               BOARD OF DIRECTORS
                               ------------------

     SECTION 1.  Power of Board and Qualification of Directors. The business,
                 ---------------------------------------------
property and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

     SECTION 2.  Number of Directors.  The number of directors constituting the
                 -------------------
entire Board of Directors shall be such number not less than one (1) nor more than fifteen (15) as may be fixed from time to time by resolution adopted by the stockholders or by the Board of Directors. The initial Board of Directors shall be five (5).

     SECTION 3.  Election and Term of Directors.  At each annual meeting of
                 ------------------------------
stockholders, directors shall be elected to serve until the next annual meeting or until his or her resignation or removal. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors; provided, however, that for purposes of such vote no stockholder shall be allowed to cumulate his votes. Election of directors may be conducted in any manner approved at such meeting.

     SECTION 4.  Qualification of Directors.  A director need not be a
                 --------------------------
stockholder, a citizen of the United States or a resident of the State of Delaware.

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foreignTV.com, Inc. -- BY-LAWS                                            Page 6
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     SECTION 5.  Resignations.  Any director of the Corporation may resign at
                 ------------
any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.  Removal of Directors.  Any or all of the directors may be
                 --------------------
removed with or without cause by the holders of a majority of shares of stock entitled to vote at an election of directors.

     SECTION 7.  Newly Created Directorships and Vacancies.  Newly created
                 -----------------------------------------
directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by stockholders without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or may be filled by the stockholders. Vacancies occurring as a result of the removal of directors by stockholders, without cause, shall be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders.

     SECTION 8.  Executive and Other Committee of Directors.  The Board of
                 ------------------------------------------
Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the full extent authorized by law and including the power and authority to declare a dividend or to authorize the issuance of stock.

     The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

     SECTION 9.  Compensation of Directors.  The Board of Directors shall have
                 -------------------------
authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 10.  Interest of Director in a Transaction.
                  -------------------------------------

          a. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable

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solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than as quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved, in good faith, by vote of the stockholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

          b. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.



                                  ARTICLE III.

                             MEETINGS OF THE BOARD
                             ---------------------

     SECTION 1.  Regular Meetings.  Regular meetings of the Board of Directors
                 ----------------
may be held without notice at such time and places, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Board.

     SECTION 2.  Special Meetings; Notice; Waiver.
                 --------------------------------

          a. Special meetings of the Board of Directors may be held at any time, place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, by oral, telegraphic or written notice, duly given to or sent or mailed to each director not less than two (2) days before such meeting. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary on the written request of any two directors.

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          b.  Notice of a special meeting need not be given to any director who submits a signed waiver or notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

          c. A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

     SECTION 3.  Conduct of Meetings.
                 -------------------

          a. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, the following officers present in the order stated shall act as Chairman of the meeting: Vice Chairman, Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present.

          b. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as secretary.

     SECTION 4.  Quorum; Action by the Board; Adjournment.
                 ----------------------------------------

          a. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

          b. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-Laws.

          c. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

     SECTION 5.  Action Without a Meeting.  Any action required or permitted to
                 ------------------------
be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee, whether done before or after the action so taken.

     SECTION 6.  Action Taken by Conference Telephone.  Members of the Board of
                 ------------------------------------
Directors or any committee thereof may participate in a meeting by means of conference

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telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

     SECTION 1.  Officers.  The Board of Directors shall elect or appoint a
                 --------
Chairman, Chief Executive Officer, President, one or more Vice Presidents, and a Secretary of the Corporation.

     SECTION 2.  Other Officers.  The Board of Directors may, from time to time,
                 --------------
elect or appoint a Vice Chairman, a Chief Financial and Accounting Officer, a Treasurer and such other officers as it may determine. Any two or more offices may be held by the same person.

     SECTION 3.  Chairman of the Board.  The Chairman of the Board of Directors
                 ---------------------
shall preside at all meetings of the Shareholders and of the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

     SECTION 4.  Chief Executive Officer.  The chief executive officer of the
                 -----------------------
Corporation shall have all the rights and powers incident to that position, and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

     SECTION 5.  President.  The President shall be the chief operating officer
                 ---------
of the Corporation with all the rights and powers incident to that position, and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

     SECTION 6.  Vice President.  The Vice Presidents shall perform such duties
                 --------------
as may be prescribed or assigned to them by the Board of Directors, the Chief Executive Officer or the President. In the absence of the President the first-elected Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the first-elected Vice President shall perform the duties of the President until such time as the Board of Directors elects a new President. In the event of the absence, refusal or incapacity of the first-elected Vice President, the other Vice Presidents, in order of their rank, shall so perform the duties of the President; and the order of rank of such other Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors.

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     SECTION 7.  Treasurer.  The Treasurer shall perform all the duties
                 ---------
customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

     SECTION 8.  Secretary.  The Secretary shall, to the extent practicable,
                 ---------
attend all meetings of the stockholders and all meetings of the Board and shall also perform like duties for the standing committees when required. The Secretary shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He may give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the Chief Executive Officer, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

     SECTION 9.  Assistant Treasurer and Assistant Secretary.  Any Assistant
                 -------------------------------------------
Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 10.  Term of Office; Removal.  Each officer shall hold office for
                  -----------------------
such term as may be prescribed by the Board. Any officer may be removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not, of itself, create contract rights.

     SECTION 11.  Compensation.  The compensation of all officers of the
                  ------------
Corporation shall be fixed by the Board of Directors.

     SECTION 12.  Voting of Securities.  Securities of other corporations held
                  --------------------
by the corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President. any Vice President, the Secretary, or the Treasurer.

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foreignTV.com, Inc. -- BY-LAWS                                           Page 11
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                                 ARTICLE V

                     SHARE CERTIFICATES; TRANSFER OF SHARES
                     --------------------------------------

          SECTION 1.  Form of Share Certificates.  The shares of the Corporation
                      --------------------------
shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          SECTION 2.  Addresses of Stockholders.  Each stockholder shall
                      -------------------------
designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post-office address, if any, as the same appears on the share record books of the Corporation or at his last known post-office address.

          SECTION 3.  Lost Certificates.  In case of the loss, theft.
                      -----------------
mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity, surety, or other assurances as the Board of Directors may require.

          SECTION 4.  Transfer of Shares.  Transfers of shares of stock shall
                      ------------------
only be made upon the books of the Corporation upon the request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

          SECTION 5.  Registered Stockholders.
                      ------------------------

          a. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

          b. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

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foreignTV.com, Inc. -- BY-LAWS                                           Page 12

                                   ARTICLE VI

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

          SECTION 1.  Actions by or in the Right of the Corporation.  Any person
                      ---------------------------------------------
made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with an appeal therein, to the fullest extent permitted by the General Corporation Law or any successor thereto.

          SECTION 2.  Action or Proceeding Other Than by or in The Right of the
                      ---------------------------------------- ----------------
Corporation.  Any person made or threatened to be made a party to an action or
-----------
proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation in any capacity, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such Director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in which he had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in
                             ---- ----------
itself create a presumption that any such Director or officer did not act in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

          SECTION 3.  Opinion of the Counsel.  In taking any action or making
                      ----------------------
any determination pursuant to this Article, the Board of Directors and each Director, officer or employee, whether or not interested in any such action or determination, may rely upon an opinion of counsel selected by the Board.

          SECTION 4.  Other Indemnification; Limitation.  The Corporations
                      ---------------------------------
obligations under this Article shall not be exclusive or in limitation of but shall be in addition to any other rights to which any such person may be entitled under any other provision of these By-Laws, or by contract, or as a matter of law, or otherwise. All of the provisions of this Article VI of the By-Laws shall be valid only to the extent permitted by the Certificate of Incorporation and the laws of the State of Delaware.

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foreignTV.com, Inc. -- BY-LAWS                                           Page 13

          SECTION 5.  Insurance and Trust Fund.  In furtherance and not in
                      ------------------------
limitation of the powers conferred by statute:

          a. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, asserted against him and any expense, or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against any liability under the provisions of law.

          b. In addition to any insurance, the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

          SECTION 6.  Indemnification of Employees and Agents of the
                      ----------------------------------------------
Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          SECTION 1.  Corporate Seal.  The corporate seal shall have inscribed
                      --------------
thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.

          SECTION 2.  Fiscal Year.  The fiscal year of the Corporation shall be
                      -----------
the twelve month period prescribed by the Board of Directors.

          SECTION 3.  Checks and Notes.  All checks and demands for money and
                      ----------------
notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be authorized from time to time by the Board of Directors.

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foreignTV.com, Inc. -- BY-LAWS                                           Page 14

          SECTION 4.  Dividends.  Subject to the provisions of the Certificate
                      ---------
of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock, or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from tim e to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

          SECTION 1.  Power to Amend.  By-Laws of the Corporation may be
                      ---------------
adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the vote of the holders of a majority of the shares then entitled to vote thereon.



          I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-Laws of foreignTV.com, Inc., a Delaware corporation, as in effect on the date hereof.


Dated:  January 28, 1999
                                 New York, New York.



                                 __________________________
                                 Secretary of foreignTV.com, Inc.

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foreignTV.com, Inc. -- BY-LAWS                                           Page 15